EXHIBIT 23.1

HAWKINS ACCOUNTING

CERTIFIED PUBLIC ACCOUNTANT

AUDIT – TAX – CONSULTING

CONSENT OF THE INDEPENDENT AUDITOR

As the independent auditor for Denali Concrete Management Co. Inc., I hereby consent to the incorporation by reference in this Amended Form SB2 Statement of my reposts, relating to the audited financial statements dated December 31, 2004 and for the reviewed financial statements for the period ended June 30, 2005 dated September 25, 2005.

/S/ Hawkins Accounting

October 4, 2005

2335 S. Bentley Ave., Ste 302  Los Angeles, CA  90064

408-460-4173   Fax:  310-477-6040  rrh2cpa@cs.com